                                                               Exhibit (b)(8)(a)

                     Amendment No. 3, dated _______, 1998,
                                     to the
                            Participation Agreement
                             dated January 30, 1996
                                  By and Among
                            MARKET STREET FUND, INC.
                                      and
                        NATIONAL LIFE INSURANCE COMPANY
                                      and
                        1717 CAPITAL MANAGEMENT COMPANY
                       (formerly PML SECURITIES COMPANY)
                                      and
        by this Amendment No. 3, LIFE INSURANCE COMPANY OF THE SOUTHWEST



         This Amendment No. 3, dated as of ___________, 1998, to the Participation Agreement dated January 30, 1996 as previously amended by Amendment No. 1 dated as of June 30, 1997, and Amendment No. 2 dated as of April ___, 1998 (the "Participation Agreement"), by and among NATIONAL LIFE INSURANCE COMPANY, a Vermont insurance company (the "Company"), the MARKET STREET FUND, INC., an open-end diversified investment company organized under the laws of the State of Maryland (the "Fund"), 1717 CAPITAL MANAGEMENT COMPANY (formerly PML SECURITIES COMPANY), a Delaware corporation (the "Underwriter"), and LIFE INSURANCE COMPANY OF THE SOUTHWEST, a Texas insurance company ("LSW") is made and entered into as of _____ ___, 1998.

         WHEREAS, LSW has formed a new separate which is to offer variable annuity contracts, such separate account being known as "LSW Variable Annuity Account I" (the "New Separate Account"); and

         WHEREAS, LSW desires to purchase shares of the Portfolios on behalf of the New Separate Account to fund variable annuity contracts, and the Fund and the Underwriter are willing to sell such shares to LSW for such purpose;

         NOW, THEREFORE, in consideration of their mutual promises, LSW, the Company, the Fund and the Underwriter agree to amend the Participation Agreement as follows:

         1. Definitions. Unless otherwise specifically provided for herein, all capitalized terms defined in the Participation Agreement shall have the same meanings when used herein as in the Participation Agreement. The definition of the term "the Company" will include LSW. The definition of the term "Policy" is hereby broadened to include the variable annuity contracts to be offered by the New Separate Account, as well as the second-to-die variable life insurance contracts, the single life flexible premium adjustable benefit variable life insurance policies offered by National Variable Life Insurance Account, and the variable annuity contracts being offered by National Variable Annuity Account II.

         2. Sale of Fund Shares. The Underwriter agrees to sell shares of the Fund, and the Fund agrees to make available its shares for such sale, to LSW on behalf of the New Separate Account, on the same terms and conditions as the Underwriter currently sells shares of the Fund, and the Fund currently makes its shares available for such sale to the Company on behalf of the existing subaccounts of the National Variable Life Insurance Account, and the LSW Variable Annuity Account I.

     3.  By executing this Amendment No. 3, LSW hereby
              a.    becomes a party to this Participation Agreement
              b.    is included in the definition of "the Company" along with
                          National Life Insurance Company; and
              c.    is bound by all of the terms and conditions as set forth in the above referenced Participation Agreement referenced


         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 3 to the Participation Agreement to be executed in its name and behalf by its duly authorized representative as of the date set forth above.


                                           NATIONAL LIFE INSURANCE COMPANY



                                           ---------------------------
                                           by:

                                           MARKET STREET FUND, INC.



                                           ---------------------------
                                           by:

                                           1717 CAPITAL MANAGEMENT COMPANY



                                           ---------------------------
                                           by:

                                           LIFE INSURANCE COMPANY OF THE
                                           SOUTHWEST
                                           by:  NATIONAL LIFE INSURANCE COMPANY



                                           ---------------------------
                                           by:






                                       2